Exhibit 13(a)

CERTIFICATION

Pursuant to 18 U.S.C. 1350, the undersigned officer of Amcor Limited (the “Company”), hereby certifies that, to the best of his knowledge, the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 15, 2007	/s/ Ken MacKenzie
Name: Ken MacKenzie
Title: Chief Executive Officer
Managing Director